UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 30, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”) completed the previously announced acquisition (the “Superior Acquisition”) of the Superior, Wisconsin refinery and associated operating assets and inventories and related businesses of Murphy Oil Corporation for aggregate consideration of approximately $442 million, subject to customary post-closing purchase price adjustments. The Superior Acquisition was financed with the September 2011 issuances of approximately $193 million of the Partnership’s common units and general partner units and approximately $180 million of the Partnership’s senior unsecured notes due 2019 and with borrowings of approximately $69 million under the Partnership’s revolving credit facility.
Item 2.03 Creation of a Direct Financial Obligation.
     In connection with the closing of the Superior Acquisition, on September 30, 2011, Calumet Lubricants Co, L.P. (“Calumet Lubricants”), a wholly owned subsidiary of the Partnership, entered into Amendment No. 2 (the “CTA Amendment”) to that certain Collateral Trust Agreement, effective as of April 21, 2011 and as amended on September 30, 2011 (the “Collateral Trust Agreement”), by and among Calumet Lubricants, the guarantors party thereto, the secured hedge counterparties thereto and Bank of America, N.A., as administrative agent for the benefit of the secured hedge counterparties. The CTA Amendment amended the Collateral Trust Agreement so as to limit to $100.0 million the extent to which forward purchase contracts for physical commodities would be covered by and secured under the Collateral Trust Agreement. The CTA Amendment also eliminated the credit rating requirement with respect to forward purchase contract counterparties on physical commodities.
     The foregoing description of the CTA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the CTA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On September 30, 2011, the Partnership issued a press released announcing the closing of the Superior Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act or the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 2 to Collateral Trust Agreement, effective as of September 30, 2011, by and among Calumet Lubricants Co., Limited Partnership, the guarantors party thereto, the secured hedge counterparties thereto and Bank of America, N.A.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated October 3, 2011, announcing the closing of the Superior Acquisition.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC, its general partner

Date: October 6, 2011	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Amendment No. 2 to Collateral Trust Agreement, effective as of September 30, 2011, by and among Calumet Lubricants Co., Limited Partnership, the guarantors party thereto, the secured hedge counterparties thereto and Bank of America, N.A.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated October 3, 2011, announcing the closing of the Superior Acquisition.

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